EXHIBIT 99.1

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED COMBINED FINANCIAL STATEMENTS

FOR EARTHSTONE ENERGY, INC.

Introduction

On December 19, 2014, Earthstone Energy, Inc., a Delaware corporation (the “Company”), and Oak Valley Resources, LLC, a  Delaware limited liability company (“OVR”), closed the transactions contemplated by the Exchange Agreement dated May 15, 2014 and as amended September 26, 2014 between the Company and OVR (the “Exchange Agreement”) whereby OVR contributed to the Company the membership interests of its three wholly-owned subsidiaries, Oak Valley Operating, LLC (“Oak Valley Operator”), EF Non-OP, LLC (“EF Non-Op”) and Sabine River Energy, LLC (“Sabine”), each a Texas limited liability company (collectively “Oak Valley”), inclusive of producing assets, undeveloped acreage and substantially all of its cash of approximately $139 million pro forma as of September 30, 2014, inclusive of approximately $107 million in cash received from members’ capital commitments received immediately prior to the Exchange (as defined below), in exchange for the issuance of approximately 9.1 million shares of common stock, $0.001 par value per share (the “Common Stock”), of the Company, to OVR (the “Exchange”). The Exchange resulted in a change of control of the Company. The Exchange has been accounted in accordance with FASB ASC 805, Business Combinations (“ASC 805”) as a reverse acquisition whereby Oak Valley is considered the acquirer for accounting purposes and Earthstone is the acquiree.  ASC 805 also requires, that among other things, assets acquired and liabilities assumed to be measured at their acquisition date fair values. The results of operations from Earthstone’s legacy assets are reflected in the Company’s consolidated statement of operations beginning December 19, 2014.

Prior to the Exchange, OVR, the parent company of Oak Valley, had on its balance sheet cash, the membership interests of Oak Valley, borrowings under its credit facility, associated deferred financing costs and commodity derivative instruments. In the Exchange, the credit facility of the Company was paid in full and terminated. OVR’s credit facility was refinanced under the Company’s newly executed Credit Agreement. OVR also assigned to the Company its commodity derivative contracts, which were provided for under the OVR credit facility. As noted above, OVR contributed to the Company the membership interest of Oak Valley and substantially all remaining cash on hand. Subsequent to the Exchange, OVR holds approximately 9.1 million of the newly issued shares of Common Stock and retains no other significant assets or liabilities.

Immediately following the Exchange, Flatonia Energy, LLC (“Flatonia”), Parallel Resource Partners, LLC (“Parallel”), and a wholly owned subsidiary of the Company, Sabine, closed the transactions contemplated by the Contribution Agreement dated October 16, 2014 (the “Contribution Agreement”), by and among the Company, OVR, Sabine, Oak Valley Operator, Parallel, and Flatonia,  whereby Parallel contributed 28.57% of the oil and gas property interests held by Flatonia, a wholly owned subsidiary of Parallel, in consideration for approximately 2.95 million shares of Common Stock (the “Contribution”). The assets subject to the Contribution Agreement were certain oil and gas property interests in producing wells and acreage in the Eagle Ford trend of Texas (the “2014 Eagle Ford Acquisition Properties”). Oak Valley Operator is the operator of the 2014 Eagle Ford Acquisition Properties. The only relationship that Flatonia or Parallel had with Oak Valley or the Company prior to the transaction was that Oak Valley Operator was the operator of the 2014 Eagle Ford Acquisition Properties. The Contribution is being accounted for as a business combination in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 805, Business Combinations, which among other things requires assets acquired and liabilities assumed to be measured at their fair values as of the acquisition date.

The following unaudited pro forma condensed consolidated combined financial statements reflect the historical consolidated results of the Company and Oak Valley, on a pro forma basis to give effect to the following transactions, which are described in further detail below, as if they had occurred on September 30, 2014 for pro forma balance sheet purposes, and on January 1, 2013 for pro forma statements of operations purposes:

•

Purchase Accounting Adjustments.  Although the Company (the public company) was the legal acquirer in the Exchange, Oak Valley (the private company) is the accounting acquirer. Accordingly, the assets and liabilities of the Company are recorded at their fair values.

•

Method of Accounting. Prior to the Exchange, the Company followed the Full Cost method of accounting. Subsequent to the Exchange, the Company adopted the Successful Efforts method of accounting, the method followed by Oak Valley. Due to the change in method of accounting, the Purchase Accounting Adjustments include adjustments related to depletion. For further information see Note 1 Basis of Presentation to the Unaudited Pro Forma Condensed Consolidated Combined Financial Statements.

•

2013 Eagle Ford Acquisition.   In July 2013 and August 2013, Sabine and Flatonia jointly purchased producing wells and undeveloped acreage in the Eagle Ford shale trend of Texas (the “Eagle Ford Properties”). The total consideration paid for the Eagle Ford Properties by Sabine was approximately $87.0 million (the “2013 Eagle Ford Acquisition”).

•

The Contribution Agreement and 2014 Eagle Ford Acquisition Properties.  As part of the closing of the Contribution Agreement, Flatonia received approximately 2.95 million shares of Common Stock in exchange for 28.57% of the oil and gas properties held by Flatonia in the Eagle Ford Properties. Oak Valley Operator, one of the subsidiaries included in the Exchange, is the operator of the majority of these properties.

•

Exchange Related Transactions.  Pursuant to the terms of Exchange, Oak Valley Operator, EF Non-Op, and Sabine became direct subsidiaries of the Company and, as a result, are now subject to U.S. federal and state income taxes as a subchapter C corporation under the Internal Revenue Code of 1986, as amended. In addition, a portion of the cash contributed by OVR was used to repay all of the Company’s outstanding indebtedness at the closing of the Exchange.

•

Successful Efforts. As noted above, the Company adopted the Successful Efforts method of accounting. Exchange Related Transactions includes adjustments related to the expensing of costs previously capitalized by the Company under the Full Cost method of accounting.

The Company’s fiscal year end was previously March 31 and Oak Valley’s fiscal year end is December 31. After the Exchange, the Company changed its fiscal year end to December 31; however, pursuant to Rule 11-02(c)(3) of Regulation S-X, the fiscal years are not being conformed for the purpose of presenting pro forma condensed consolidated combined financial statements, because the two fiscal year ends are not separated by more than 93 days.

The unaudited pro forma condensed consolidated combined balance sheet of the Company is based on the unaudited historical consolidated balance sheets of the Company and Oak Valley as of September 30, 2014. The balance sheet includes pro forma adjustments to give effect to the 2014 Eagle Ford Acquisition Properties, the Purchase Accounting Adjustments and Exchange Related Transactions as if they had occurred on September 30, 2014.

The unaudited pro forma condensed consolidated combined statements of operations of the Company are based on (i) the unaudited historical consolidated statements of operations of the Company and Oak Valley for the nine months ended September 30, 2014, having given effect to the Purchase Accounting Adjustments, the 2014 Eagle Ford Acquisition and the Exchange as if they had occurred on January 1, 2013; (ii) the audited historical consolidated statement of operations of the Company for the twelve months ended March 31, 2014 and the audited historical consolidated statement of operations of Oak Valley for the twelve months ended December 31, 2013, having given effect to the Purchase Accounting Adjustments, the 2014 Eagle Ford Acquisition, the Eagle Ford Acquisition and the Exchange as if they had occurred on January 1, 2013; (iii) the historical statements of revenues and direct operating expenses of the Eagle Ford Properties and the 2014 Eagle Ford Acquisition Properties; and (iv) the historical accounting records of the Company and Oak Valley. The Company’s historical information included in the unaudited pro forma condensed consolidated combined statement of operations for the nine months ended September 30, 2014 is derived by subtracting Company’s unaudited consolidated statement of operations for the nine months ended December 31, 2013 from its audited historical consolidated statement of operations for the twelve months ended March 31, 2014 and adding the unaudited consolidated statement of operations for the six months ended September 30, 2014.

The unaudited pro forma data presented reflects events directly attributable to the described transactions and certain assumptions the Company believes are reasonable. The unaudited pro forma data is not necessarily indicative of financial results that would have been attained had the described transactions occurred on the dates indicated above or which may be achieved in the future. The adjustments are based on currently available information and certain estimates and assumptions. Therefore, the actual adjustments may differ from the pro forma adjustments. However, management believes that the assumptions provide a reasonable basis for presenting the significant effects of the transactions as contemplated and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma financial statements.

The unaudited pro forma condensed consolidated combined financial statements are provided for illustrative purposes only and are not intended to represent or be indicative of the consolidated results of operations or financial position of the Company that would have been recorded had the Exchange been completed as of the dates presented and should not be taken as representative of future results of operations or financial position of the Company. The unaudited pro forma condensed consolidated combined financial statements do not reflect the impact of any potential operational efficiencies, asset dispositions, cost savings or economies of scale that the Company may achieve with respect to the combined operations. Additionally, the pro forma statements of operations do not include non-recurring charges or credits and the related tax effects which result directly from the Exchange. Certain reclassifications for the nine and twelve month periods ended September 30, 2014 and March 31, 2014, respectively, have been made to the Company’s historical consolidated financial statements to conform to Oak Valley’s historical presentation. Certain workover expenses previously included in the lease operating expense line item on the Company’s Condensed Consolidated Statement of Operations have been reclassified to the line item workover, well service and water-disposal expense. Certain reclassifications for the nine and twelve month periods ended September 30, 2014 and December 31, 2013, respectively, have been made to Oak Valley’s historical presentation: operating expenses related to gathering activities have been reclassified from lease operating expense to the line item workover, well service and water-disposal expense on the Condensed Consolidated Combined Statement of Operations.

Earthstone Energy, Inc.

Unaudited Pro Forma Condensed Consolidated Combined Balance Sheet

As of September 30, 2014

			Purchase	2014 Eagle Ford	Exchange
	Earthstone	Oak Valley	Accounting	Acquisition	Related		Pro Forma
ASSETS	Historical	Historical	Adjustments	Properties	Transactions		Combined
CURRENT ASSETS			(a)	(b)
Cash and cash equivalents	$2,687,000	$31,971,000	$-	$-	$100,020,000	(c)	$134,678,000
Accounts receivable:
Oil and gas	4,058,000	15,865,000	-	-	-		19,923,000
Joint interest owners and other	321,000	18,256,000	-	-	-		18,577,000
Short-term derivative instruments	-	963,000	-	-	-		963,000
Prepaid expenses and other current assets	1,174,000	416,000	-	-	-		1,590,000
Total current assets	8,240,000	67,471,000	-	-	100,020,000		175,731,000
PROPERTY, PLANT AND EQUIPMENT, AT COST
Oil and natural gas properties:
Proved Properties	71,301,000	234,844,000	(47,331,000)	34,748,000	-		293,562,000
Unproved Properties	643,000	46,828,000	4,857,000	21,847,000	-		74,175,000
Accumulated depreciation, depletion and amortization	(33,769,000)	(92,604,000)	33,769,000	-	-		(92,604,000)
Total oil and natural gas properties, net	38,175,000	189,068,000	(8,705,000)	56,595,000	-		275,133,000
Other property, plant and equipment, net	555,000	1,021,000	(2,000)	-	-		1,574,000
Total property, plant and equipment, net	38,730,000	190,089,000	(8,707,000)	56,595,000	-		276,707,000
NONCURRENT ASSETS
Long-term derivative instruments	-	147,000	-	-	-		147,000
Goodwill	-	-	15,016,000	4,043,000	-		19,059,000
Other long term assets	192,000	727,000	-	-	(70,000)	(c)	849,000
Total noncurrent assets	192,000	874,000	15,016,000	4,043,000	(70,000)		20,055,000
TOTAL ASSETS	$47,162,000	$258,434,000	$6,309,000	$60,638,000	$99,950,000		$472,493,000

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
Accounts payable and accrued expenses	$6,207,000	$51,729,000	$-	$-	$1,753,000	(f)	$59,689,000
Revenue and royalties payable	-	20,693,000	-	-	-		20,693,000
Asset retirement obligations	291,000	67,000	-	-	-		358,000
Advances	-	14,547,000	-	-	-		14,547,000
Total current liabilities	6,498,000	87,036,000	-	-	1,753,000		95,287,000
NONCURRENT LIABILITIES
Long-term debt	7,000,000	10,825,000	-	-	(7,000,000)	(c)	10,825,000
Asset retirement obligations	2,170,000	3,167,000	-	163,000	-		5,500,000
Deferred tax liability	4,902,000	-	(554,000)	4,050,000	22,172,000	(e)	30,570,000
Total noncurrent liabilities	14,072,000	13,992,000	(554,000)	4,213,000	15,172,000		46,895,000
EQUITY
Members' equity	-	157,406,000	-	-	(157,406,000)	(d)	-
Common stock	18,000	-	2,000	3,000	-		14,000
			(18,000)		9,000	(d)
Additional paid-in capital	23,525,000	-	33,913,000	56,422,000	157,397,000	(d)	354,752,000
			(23,525,000)		107,020,000	(c)
Treasury Stock	(460,000)	-	-	-	-		(460,000)
Accumulated earnings (deficit)	3,509,000	-	(3,509,000)	-	(70,000)	(c)	(23,995,000)
					(22,172,000)	(e)
					(1,753,000)	(f)
Total stockholders' equity	26,592,000	157,406,000	6,863,000	56,425,000	83,025,000		330,311,000
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$47,162,000	$258,434,000	$6,309,000	$60,638,000	$99,950,000		$472,493,000

See accompanying Notes to the Unaudited Pro Forma Condensed Consolidated Combined Financial Statements

Earthstone Energy, Inc.

Unaudited Pro Forma Condensed Consolidated Combined Statement of Operations

For the Nine Months Ended September 30, 2014

			Purchase		2014 Eagle Ford		Exchange
	Earthstone	Oak Valley	Accounting		Acquisition		Related		Pro Forma
	Historical	Historical	Adjustments		Properties		Transactions		Combined
REVENUES			(g)		(i)
Oil sales	$13,140,000	$25,292,000	$-		$13,776,000		$-		$52,208,000
Natural gas and natural gas liquid sales	1,977,000	10,301,000	-		786,000		-		13,064,000
Well service and water-disposal revenue	87,000	293,000	-		-		-		380,000
Total revenues	15,204,000	35,886,000	-		14,562,000		-		65,652,000
OPERATING EXPENSES
Lease operating expenses	2,831,000	6,907,000	-		1,351,000		33,000	(k)	11,122,000
Exploration expense	-	83,000	-		-		201,000	(k)	284,000
Production taxes	1,347,000	1,479,000	-		691,000		-		3,517,000
Workover, well service and water-disposal	670,000	627,000	-		50,000		-		1,347,000
Depreciation, depletion and amortization	3,409,000	13,031,000	(1,481,000)		1,490,000	(j)	-		16,449,000
General and administrative expenses	2,677,000	4,816,000	-		-		(1,511,000)	(l)	5,982,000
Accretion of asset retirement obligations	159,000	229,000	-		10,000	(j)	-		398,000
Total operating expenses	11,093,000	27,172,000	(1,481,000)		3,592,000		(1,277,000)		39,099,000
OPERATING INCOME	4,111,000	8,714,000	1,481,000		10,970,000		1,277,000		26,553,000
OTHER INCOME (EXPENSE)
Interest expense, net	(162,000)	(446,000)	-		-		162,000	(m)	(446,000)
Net gain on derivative contracts	-	186,000	-		-		-		186,000
Other income	17,000	30,000	-		-		-		47,000
Total other income (expense), net	(145,000)	(230,000)	-		-		162,000		(213,000)
INCOME BEFORE INCOME TAXES	3,966,000	8,484,000	1,481,000		10,970,000		1,439,000		26,340,000
INCOME TAX EXPENSE	(766,000)	-	(531,000)	(o)	(3,730,000)	(o)	(516,000)	(n)	(9,084,000)
							(3,541,000)	(o)
NET INCOME (LOSS)	$3,200,000	$8,484,000	$950,000		$7,240,000		$(2,618,000)		$17,256,000

NET INCOME PER COMMON SHARE
Basic	$1.86								$1.25
Diluted	$1.85								$1.25

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
Basic	1,719,003								13,800,743
Diluted	1,727,804								13,809,544

See accompanying Notes to the Unaudited Pro Forma Condensed Consolidated Combined Financial Statements

Earthstone Energy, Inc.

Unaudited Pro Forma Condensed Consolidated Combined Statement of Operations

For the Twelve Months Ended December 31, 2013

			Purchase		Eagle Ford		2014 Eagle Ford		Exchange
	Earthstone	Oak Valley	Accounting		Acquisition		Acquisition		Related		Pro Forma
	Historical	Historical	Adjustments		Adjustments		Properties		Transactions		Combined
REVENUES			(g)		(h)		(i)
Oil sales	$15,633,000	$16,038,000	$-		$17,914,000		$18,230,000		$-		$67,815,000
Natural gas and natural gas liquid sales	1,807,000	13,596,000	-		434,000		643,000		-		16,480,000
Well service and water-disposal revenue	74,000	430,000	-		-		-		-		504,000
Total revenues	17,514,000	30,064,000	-		18,348,000		18,873,000		-		84,799,000
OPERATING EXPENSES
Lease operating expenses	3,268,000	8,097,000	-		1,478,000		1,812,000		13,000	(k)	14,668,000
Exploration expense	-	2,490,000	-		390,000		260,000		173,000	(k)	3,313,000
Production taxes	1,582,000	1,225,000	-		855,000		885,000		-		4,547,000
Workover, well service and water-disposal	789,000	454,000	-		50,000		88,000		-		1,381,000
Depreciation, depletion and amortization	3,881,000	17,111,000	(2,176,000)		3,136,000	(j)	1,786,000	(j)	-		23,738,000
Impairment expense	-	12,298,000	-		-		-				12,298,000
General and administrative expenses	2,628,000	7,750,000	-		-		-		-		10,378,000
Accretion of asset retirement obligations	202,000	217,000	-		10,000	(j)	13,000	(j)	-		442,000
Total operating expenses	12,350,000	49,642,000	(2,176,000)		5,919,000		4,844,000		186,000		70,765,000
OPERATING INCOME	5,164,000	(19,578,000)	2,176,000		12,429,000		14,029,000		(186,000)		14,034,000
LOSS ON SALE OF OIL AND GAS PROPERTY	-	(122,000)	-		-		-		-		(122,000)
OTHER INCOME (EXPENSE)
Interest expense, net	(173,000)	(486,000)	-		-		-		173,000	(m)	(486,000)
Net gain on derivative contracts	-	296,000	-		-		-		-		296,000
Other income	73,000	15,000	-		-		-		-		88,000
Total other income (expense), net	(100,000)	(175,000)	-		-		-		173,000		(102,000)
INCOME (LOSS) BEFORE INCOME TAXES	5,064,000	(19,875,000)	2,176,000		12,429,000		14,029,000		(13,000)		13,810,000
INCOME TAX (EXPENSE) BENEFIT	(1,125,000)	-	(762,000)	(o)	(4,226,000)	(o)	(4,770,000)	(o)	4,000	(n)	(4,812,000)
									6,067,000	(o)
NET INCOME (LOSS)	$3,939,000	$(19,875,000)	$1,414,000		$8,203,000		$9,259,000		$6,058,000		$8,998,000

NET INCOME PER COMMON SHARE
Basic	$2.27										$0.65
Diluted	$2.27										$0.65

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
Basic	1,731,812										13,813,552
Diluted	1,731,812										13,813,552

See accompanying Notes to the Unaudited Pro Forma Condensed Consolidated Combined Financial Statements

Notes to the Unaudited Pro Forma Condensed Consolidated Combined Financial Statements

1.  Basis of Presentation

The unaudited pro forma condensed consolidated combined balance sheet as of September 30, 2014 is based on the unaudited consolidated balance sheets of the Company and Oak Valley as of September 30, 2014, adjusted to reflect the following items as though they had occurred on September 30, 2014 (the “Transaction”):

•	The purchase accounting adjustments were made based on values assigned to the Company’s assets acquired and liabilities assumed;
•	The issuance of approximately 9.1 million shares of Common Stock to OVR in exchange for all of OVR’s membership interests in Oak Valley Operator, EF Non-Op and Sabine;
•

The issuance of approximately 2.95 million shares of Common Stock to Flatonia for the contribution of the 2014 Eagle Ford Acquisition Properties and correlating purchase accounting adjustments made based on values assigned to the assets; and

•	The repayment of the Company’s total debt outstanding upon closing of the Exchange.

The unaudited pro forma condensed consolidated combined statement of operations for the nine months ended September 30, 2014 is based on Oak Valley’s unaudited consolidated statement of operations for such period, and on the Company’s (i) audited consolidated statement of operations for the year ended March 31, 2014; less its (ii) unaudited consolidated statement of operations for the nine months ended December 31, 2013; plus its (iii) unaudited consolidated statement of operations for the six months ended September 30, 2014, with adjustments made to recast such historical operations as if the Exchange occurred on January 1, 2013.

The unaudited pro forma condensed consolidated combined statement of operations for the twelve months ended December 31, 2013 is based on Oak Valley’s audited consolidated statement of operations for such period, and on the Company’s audited consolidated statement of operations for the year ended March 31, 2014, with adjustments made to recast such historical operations as if the Exchange occurred on January 1, 2013. The Company’s fiscal year end was March 31 and Oak Valley’s fiscal year end is December 31. After the Exchange, the Company adopted Oak Valley’s fiscal year end of December 31; however, pursuant to Rule 11-02(c)(3) of Regulation S-X the fiscal years are not being conformed for the purpose of presenting pro forma condensed consolidated combined financial statements because the two fiscal year ends are not separated by more than 93 days.

The unaudited pro forma condensed consolidated combined financial statements are presented under the Successful Efforts method of accounting. Under this method, exploration activities and the cost of unsuccessful exploratory wells are expensed as incurred while under the Full Cost method, exploration activities and the cost of unsuccessful exploratory wells are capitalized. The Successful Efforts method requires that the capitalized lease acquisition costs and development costs from successful wells be amortized on a units-of-production basis at the field level based on total proved reserves and proved developed reserves, respectively. Under the Full Cost method, the capitalized costs of successful and unsuccessful exploratory and developmental wells plus the estimated future development costs on a single cost center basis per country is amortized on a unit-of-production basis against total proved reserves.

2. Pro Forma Adjustments

The following adjustments were made in the preparation of the unaudited pro forma condensed consolidated combined balance sheet and unaudited pro forma condensed consolidated combined statements of operations:

(a)

Adjustments to reflect the elimination of Additional Paid-In Capital, Treasury Stock, and Accumulated Earnings of the Company, the value of consideration paid by the Company in the Exchange and to adjust, where required, the historical book values of the Company’s assets and liabilities as of September 30, 2014 to fair value, in accordance with the Acquisition method of accounting.

Notes to the Unaudited Pro Forma Condensed Consolidated Combined Financial Statements

The following table reflects the fair value of the consideration transferred in exchange for the assets acquired and the liabilities assumed and the resulting goodwill based on the fair value of the Company’s net assets on the date of the Exchange:

Shares of Common Stock outstanding before the Exchange	1,734,988
Company director and officer restricted shares vesting in the Exchange	18,400
Shares of Common Stock issued in the Exchange	9,124,452
Total shares of Common Stock outstanding following the Exchange	10,877,840

Shares of Common Stock issued as consideration	1,753,388
Closing price of Common Stock (1)	$19.08
Total purchase price	$33,455,000

Estimated Fair Value of Liabilities Assumed:
Current liabilities	$6,498,000
Long-term debt	7,000,000
Deferred tax liability (2)	4,348,000
Asset retirement obligation	2,170,000
Amount attributable to liabilities assumed	20,016,000
Total purchase price plus liabilities assumed	$53,471,000

Estimated Fair Value of Assets Acquired:
Cash	$2,687,000
Other current assets	5,553,000
Proved oil and natural gas properties	23,970,000
Unproved oil and natural gas properties	5,500,000
Other non-current assets	745,000
Amount attributable to assets acquired	$38,455,000

Goodwill (3)	$15,016,000

(1)	The share price used for the determination of the purchase price was the adjusted closing price of the Common Stock on December 19, 2014.
(2)	Amount represents the book value to tax basis difference in oil and natural gas properties as of the date of the Exchange on a tax effected basis of approximately 35%.
(3)	Goodwill was determined as the excess consideration exchanged over the fair value of the Company’s net assets on December 19, 2014.

Notes to the Unaudited Pro Forma Condensed Consolidated Combined Financial Statements

(b)

The following table reflects the fair value of the consideration paid to acquire the properties and the amount of assets acquired and liabilities assumed as of the acquisition date for the 2014 Eagle Ford Acquisition Properties:

Shares of Common Stock issued as consideration in the Contribution	2,957,288
Closing price of Common Stock (1)	$19.08
Total purchase price	$56,425,000

Estimated Fair Value of Liabilities Assumed:
Asset retirement obligation	$163,000
Deferred tax liability (2)	4,050,000
Amount attributable to liabilities assumed	4,213,000
Total purchase price plus liabilities assumed	$60,638,000

Estimated Fair Value of Assets Acquired:
Proved oil and natural gas properties	$34,748,000
Unproved oil and natural gas properties	21,847,000
Amount attributable to assets acquired	$56,595,000

Goodwill (3)	$4,043,000

(1)	The share price used for the determination of the purchase price was the adjusted closing price of Common Stock on December 19, 2014, the day the Contribution Agreement closed.
(2)	Amount represents the book value to tax basis difference in oil and natural gas properties as of the date of the Contribution on a tax effected basis of approximately 34%.
(3)	Goodwill was determined as the excess consideration contributed over the fair value of the 2014 Eagle Ford Acquisition Properties on December 19, 2014.
(c)

Adjustments to reflect (i) the contractually obligated capital contributed in the Exchange, of $107,020,000 that was contributed by the members of OVR less the use of $7,000,000 of the cash to repay the Company’s outstanding long-term debt and (ii) the write-off of all related unamortized debt issuance costs of the Company in the amount of $70,000 as of the closing of the Exchange.

(d)

Adjustments to reflect the recapitalization of OVR upon the closing of the Exchange. OVR was issued approximately 9,124,000 shares of Common Stock. OVR’s existing members’ equity less the par value of the Common Stock was reclassified to Additional Paid-In Capital.

After the Exchange and closing of the Contribution, the shares of Common Stock were as follows:

Shares of Common Stock outstanding before the Exchange	1,734,988	12.5%
Director and officer restricted shares	18,400	0.1%
Shares of Common Stock issued in the Exchange	9,124,452	66.0%
Shares of Common Stock issued in the Contribution	2,957,288	21.4%
Total shares of Common Stock outstanding immediately following the Exchange and the Contribution	13,835,128	100%

Adjustments to reflect the change in long-term deferred tax liabilities for temporary differences between the historical cost basis and the tax basis of Oak Valley’s assets and liabilities as the result of its change in tax status to a subchapter C corporation. A corresponding charge to earnings for Oak Valley’s change in tax status has not been reflected in the unaudited pro forma condensed consolidated combined statements of operations, as the charge is non-recurring.

(e)

Adjustments to reflect the accrual of approximately $1.75 million in accounting, legal, advisory fees and other expenses directly related to the Exchange and the Contribution that were not reflected in the Company’s or Oak Valley’s historical consolidated financial statements.

(f)

Adjustments to reflect the change in depreciation, depletion, and amortization under the Successful Efforts method of accounting that would have been recorded with respect to the change in basis of the Company’s net assets to fair value, had the Exchange occurred on January 1, 2013.

Notes to the Unaudited Pro Forma Condensed Consolidated Combined Financial Statements

(g)

Unless otherwise noted, adjustments represent the historical statements of revenues and direct operating expenses relating to the Eagle Ford Properties for the period from January 1, 2013 to the closing dates of the Eagle Ford Acquisition. The Eagle Ford Acquisition was completed by Oak Valley during 2013. This was a separate acquisition from the 2014 Eagle Ford Acquisition.

(h)

Unless otherwise noted, adjustments represent the historical statements of revenues and direct operating expenses relating to the 2014 Eagle Ford Acquisition Properties for the twelve months ended December 31, 2013 and the nine months ended September 30, 2014, as included in Exhibit 99.4 of this filing.

(i)

Adjustments to reflect additional depreciation, depletion, and amortization and accretion expense that would have been recorded with respect to the Eagle Ford Properties and the 2014 Eagle Ford Acquisition Properties, had such acquisitions occurred on January 1, 2013.

(j)

Adjustments to reflect the recording of the following historical costs previously capitalized by the Company under the Full Cost method of accounting, which have been expensed to conform to the Successful Efforts method of accounting applied by Oak Valley:

	Twelve Months	Nine Months
	Ended	Ended
	March 31, 2014	September 30, 2014
Delay rentals	$13,000	$33,000
Geological and geophysical costs	94,000	140,000
Exploratory dry hole cost and other exploration costs	79,000	61,000
Company's exploration expenses	$186,000	$234,000

(k)

Adjustments to eliminate the non-recurring accounting, legal, advisory fees and other expenses directly related to the Exchange and the Contribution that were incurred during the nine month period ended September 30, 2014.

(l)

Adjustments reflect the reduction of interest expense for the repayment of the Company’s long-term debt outstanding upon closing of the Exchange. Oak Valley’s interest expense was not eliminated because the Oak Valley credit facility was refinanced and the balance transferred to a revised credit facility for use by the Company. The Company’s credit facility that was in place prior to the Exchange was terminated in connection with the repayment of the outstanding balance.

(m)

Reflects the estimated incremental income tax (expense) benefit associated with and the pro forma adjustments assuming all of the combined company’s earnings had been subject to federal income tax as a subchapter C corporation using an effective tax rate of approximately 35%. This rate is inclusive of federal and state income taxes.

(n)

Reflects the estimated incremental tax provision associated with (i) Oak Valley’s historical results of operations and pro forma adjustments assuming Oak Valley’s earnings had been subject to federal income tax as a subchapter C corporation using an effective tax rate of approximately 36%; and (ii) pro forma adjustments related to the Company’s estimated annual effective tax rate had the Exchange occurred on January 1, 2013.

3. Unaudited Pro Forma Supplemental Disclosure of Oil and Natural Gas Operations

The following pro forma standardized measure of the discounted net future cash flows and changes applicable to the combined company’s proved reserves reflect the effect of income taxes. Oak Valley and the Eagle Ford Acquisition are not subject to federal and state income taxes; the pro forma effect of federal and state income taxes on the standardized measure for Oak Valley and the Eagle Ford Acquisition has been reflected in the Corporate Reorganization column. The future cash flows are discounted at 10% per year and assume continuation of existing economic conditions.

The pro forma standardized measure of discounted future net cash flows, in management’s opinion, should be examined with caution. The basis for this table is the reserve studies prepared by independent petroleum engineering consultants, which contain imprecise estimates of quantities and rates of production of reserves. Revisions of previous year estimates can have a significant impact on these results. Also, exploration costs in one year may lead to significant discoveries in later years and may significantly change previous estimates of proved reserves and their valuation. Therefore, the pro forma standardized measure of discounted future net cash flow is not necessarily indicative of the fair value of the combined company’s proved oil and natural gas properties.

The data presented should not be viewed as representing the expected cash flow from, or current value of, existing proved reserves since the computations are based on estimates and assumptions. Reserve quantities cannot be measured with precision and their estimation requires many judgmental determinations and frequent revisions. Actual future prices and costs are likely to be substantially different from the prices and costs utilized in the computation of reported amounts.  The following table provides a pro forma roll-forward of the total proved reserves for the twelve months ended December 31, 2013, as well as pro forma proved

Notes to the Unaudited Pro Forma Condensed Consolidated Combined Financial Statements

developed and proved undeveloped reserves at the beginning and at the end of the year, as if the Exchange, the Eagle Ford Acquisition and the 2014 Eagle Ford Acquisition occurred on January 1, 2013 (in barrel of oil equivalent or BOE):

	Earthstone Historical	Oak Valley Historical	Eagle Ford Acquisition	2014 Eagle Ford Acquisition Properties	Pro Forma Adjusted
Proved reserves:
Balance, beginning of year	2,921,333	2,593,925	-	2,475,252	7,990,510

Revisions of previous estimates	(47,166)	2,394,696	(629,978)	(846,266)	871,286
Extensions and discoveries	454,333	4,812,060	817,369	2,784,866	8,868,628
Sales of reserves in place	-	(14,589)	-	-	(14,589)
Purchase of reserves	-	2,382,771	-	-	2,382,771
Production	(205,667)	(736,759)	(187,391)	(198,952)	(1,328,769)

Balance, end of year	3,122,833	11,432,104	-	4,214,900	18,769,837

Proved developed reserves:
Balance, beginning of year	1,585,000	1,938,869	-	1,108,821	4,632,690

Balance, end of year	1,821,500	3,706,132	-	842,957	6,370,589

Proved undeveloped reserves:
Balance, beginning of year	1,336,333	655,056	-	1,366,431	3,357,820

Balance, end of year	1,301,333	7,725,972	-	3,371,943	12,399,248

The pro forma standardized measure of discounted estimated future net cash flows as of December 31, 2013 was as follows:

	Earthstone Historical	Oak Valley Historical	2014 Eagle Ford Acquisition Properties	Corporate Reorganization	Pro Forma Adjusted
Future cash inflows	$246,908,000	$718,049,000	$373,052,000	$-	$1,338,009,000

Future cash outflows:
Production cost	(91,392,000)	(202,957,000)	(90,164,000)	-	(384,513,000)
Development cost	(25,563,000)	(220,829,000)	(121,785,000)	-	(368,177,000)
Future income taxes	(28,829,000)	-	(22,191,000)	(58,879,000)	(109,899,000)

Future net cash flows	101,124,000	294,263,000	138,912,000	(58,879,000)	475,420,000

Adjustment to discount future annual net cash flows at 10%	(52,069,000)	(168,906,000)	(84,882,000)	33,662,000	(272,195,000)

Standardized measure of discounted future net cash flows	$49,055,000	$125,357,000	$54,030,000	$(25,217,000)	$203,225,000

Notes to the Unaudited Pro Forma Condensed Consolidated Combined Financial Statements

The changes in the pro forma standardized measure of discounted estimated future net cash flows for the twelve months ended December 31, 2013 were as follows:

	Earthstone Historical	Oak Valley Historical	Eagle Ford Acquisition	2014 Eagle Ford Acquisition Properties	Corporate Reorganization	Pro Forma Adjusted
Standardized measure, beginning of period	$31,616,000	$25,132,000	$-	$52,856,000	$-	$109,604,000

Sales of oil and gas, net of production cost	(11,901,000)	(20,288,000)	(15,965,000)	(16,089,000)	-	(64,243,000)
Net change in sales prices, net of production cost	10,126,000	241,000	(3,230,000)	(6,991,000)	-	146,000
Discoveries, extensions and improved recoveries, net of future development cost	6,021,000	48,006,000	9,062,000	27,848,000	-	90,937,000
Change in future development costs	-	(22,966,000)	-	5,000	-	(22,961,000)
Development costs incurred during the period that reduced future development cost	9,955,000	3,227,000	10,950,000	2,903,000	-	27,035,000
Sales of reserves in place	-	(380,000)	-	-	-	(380,000)
Revisions of quantity estimates	(1,487,000)	26,259,000	(2,688,000)	(17,970,000)	-	4,114,000
Accretion of discount	5,729,000	2,513,000	5,695,000	8,194,000	-	22,131,000
Net change in income taxes	(941,000)	-	-	3,818,000	(25,217,000)	(22,340,000)
Purchase of reserves	-	56,069,000	-	-	-	56,069,000
Changes in timing of rates of production	(63,000)	7,544,000	(3,824,000)	(544,000)	-	3,113,000

Standardized measure, end of period	$49,055,000	$125,357,000	$-	$54,030,000	$(25,217,000)	$203,225,000